Exhibit 10.1

Among

苏州天沃科技股份有限公司
Suzhou THVOW Technology Co., Ltd.

和 / And

新煤化工设计院（上海）有限公司
Innovative Coal Chemical Design Institute (Shanghai) Co., Ltd.

和 / And

SES ASIA TECHNOLOGIES LIMITED

之间的

江苏天沃综能清洁能源技术有限公司重组协议

TSEC Restructuring Agreement

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本重组协议（“协议”）于2017年08月18日由以下三方共同签署：
This restructuring agreement (“Agreement”) is executed on August 18,2017 by and among the following parties:

新煤化工设计院（上海）有限公司（“ICCDI”），一家依照中华人民共和国法律成立并存续的有限责任公司，注册地址为中国上海市宜山路717号8楼。
Innovative Coal Chemical Design Institute (Shanghai) Co., Ltd. (“ICCDI”), a limited liability company established and existing under the laws of the PRC whose registered address is 717 Yishan Road, 8th Floor, Shanghai, China,

和/and

SES Asia Technologies Limited(“SESHK”)，是由Synthesis Energy Systems Technologies, LLC (“SEST”)持有的有限公司，并根据中华人民共和国香港特别行政区的法律成立并存续，注册地址为香港上环文咸东街79-85号文咸中心七字楼。
SES Asia Technologies Limited (“SESHK”), a limited company owned by Synthesis Energy Systems Technologies, LLC (“SEST”) and established and existing under the laws of Hong Kong Special Administrative Region of the PRC whose registered address is 7/F, Bonham Centre, 79-85 Bonham Strand, Sheung Wan,Hong Kong,

和/and

苏州天沃科技股份有限公司（“THVOW”），一家依中国法律成立并存续的上市公司，注册地址位于中国江苏省苏州张家港市金港镇临江路1号，邮编215631。
Suzhou THVOW Technology Co., Ltd. (“THVOW”), a listed company established and existing under the laws of the PRC, whose registered address is No. 1 Linjiang Road, Jingang Town, Zhangjiagang City, Suzhou, Jiangsu Province, 215631, PRC.

各方单独称作为“一方”或统称为“三方”。
These companies may be referred to individually as a Party (the “Party”), or collectively as the Parties (the “Parties”).

鉴于 | WHEREAS,

•	张家港综能中美清洁技术有限公司-后更名为江苏天沃综能清洁能源技术有限公司于2014年成立(“TSEC”)，系一家由SESHK和张家港化工机械（ZCM），后改名为苏州天沃科技股份有限公司共同成立的合资公司，注册资本金额为人民币153,800,000元，SESHK以价值人民币5380万元的SGT技术完成了向TSEC的注资，THVOW完成了向TSEC人民币5380万元的注资,因此，天沃综能实收资本为人民币107,600,000元。
ZCM-SES Sino-US Clean Energy Technologies Co., Ltd., since renamed to Jiangsu Tianwo-SES Clean Energy Technologies Co., Ltd. (“TSEC”), was formed in 2014, as a joint venture company between SESHK and Zhangjiagang Chemical Machinery (“ZCM”) – since renamed to Suzhou THVOW Technology Co., Ltd. (THVOW), with a registered capital value of RMB 153,800,000, and where SESHK completed its contribution of SGT Technology valued at RMB 53,800,000 to TSEC, and THVOW contributed RMB 53.8 million. Therefore, the paid-in capital of TSEC amounts to RMB 107.6 million.

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•	ICCDI是一家依照中国法律成立并存续的化工工程公司，专业从事煤化工设计和建设，旨在发展其EPC业务并拥有基于SGT的合成气营运资产以出售合成气给第三方，而TSEC计划快速建立中国第一个40公斤SGT示范设施，三方认为这是进入中国大规模煤制化学品和发电市场的关键。
ICCDI is a chemical designing company established and existing under the laws of the PRC, specializing in coal chemical engineering design and construction with intentions to grow its EPC business and own syngas operating assets based on SGT which sell syngas to third parties and where TSEC will quickly build China’s first 40 bar SGT demonstration facility which all Parties believe is key to penetrating China’s large scale coal to chemicals and power markets.
•	三方有意引进ICCDI重组TSEC，重组后TSEC的实缴股份分配为： ICCDI：25%，SESHK：25%, THVOW：50%。
The Parties intend to introduce ICCDI and restructure TSEC, such that the ownership based on paid-in capital after the restructuring of TSEC shall become: 25% ICCDI, 25% SESHK and 50% THVOW.
•	三方有意基于本协议、合资合同和TUCA，通过合作来加强并大力发展TSEC。 The Parties intend to cooperate together to strengthen and aggressively grow TSEC based on the terms of this Agreement, the Joint Venture Contract and the TUCA.

考虑到上述因素并且确认三方已完全知悉，根据平等互利的原则，三方在此同意如下：
Considering the above factors and confirming that the Parties are completely informed, in conformity with the principles of equality and mutual benefit, the Parties hereby agree as follows:

1.	交易 | The Transaction

1.1.	SESHK与THVOW同意将根据其在TSEC持有的实缴资本的比例确认其在TSEC的股东权利 (即SESHK：50%，THVOW：50%)，包括但不限于分红权、收益权等。ICCDI将向SESHK支付人民币11,150,000元（“股权支付款”），SESHK将转让其在TSEC的相当于目前已认缴的注册资本17.5%的股权，占实缴的注册资本的25%的股权给ICCDI。SESHK将保留其在公司的相当于已认缴的注册资本17.5%的股份，占已实缴的注册资本的25%的股权。为完成此交易所需的文本，包括股权转让协议等协议将会起草并由相关方签署。THVOW同意放弃上述股权转让的优先购买权。
SESHK and THVOW agree to confirm their shareholders’ rights based on their own ratio of the paid-in capitals of TSEC (i.e., SESHK: 50%，THVOW：50%), including but not limited to the rights to receive dividends, rights to realize profit, etc.. ICCDI will pay to SESHK RMB 11,150,000 (the “Equity Payment”) and SESHK will transfer to ICCDI ownership in TSEC equals to 17.5% of TSEC’s current subscribed registered capital, representing 25% of the total paid-in capital of TSEC. SESHK will retain ownership in TSEC equals to 17.5% of TSEC’s current subscribed registered capital, representing 25% of the total paid-in capital of TSEC. The required documents to complete this transaction, including the Share Transfer Agreement, will be prepared and signed by the relevant parties. THVOW agrees to give up its preemptive right to purchase such shares.

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1.2.	在签订本协议后，三方将准备好所有相关的文本（“交易文本”）以完成交易，包括但不限于下列：
After signing the Agreement the Parties shall prepare all relevant documents (the “Transaction Documents”) to complete the transaction, including but not limited to, the following:

a)	股权转让协议 The Share Transfer Agreement (the “STA”)

b)	同意减少注册资本的相关文本 Consents and related documents required to reduce the registered capital

c)	TSEC董事会相关决议 Any related TSEC Board resolutions

d)	根据重组协议的要求，对TSEC的公司章程、合资合同和TUCA等文件进行修改 Amendments to the TSEC Articles of Association, Joint Venture Contract and TUCA etc, as required by the Restructuring Agreement

e)	其他必要文件 Other required documents

1.3.	股权转让协议签署后一周内，ICCDI将通过电汇的方式向SESHK的关联方埃新斯新能源技术（上海）有限公司（“埃新斯”）支付全部的股权支付款，共计人民币11,150,000元。埃新斯收到上述股权转让价款视为甲方从乙方收到该股权转让价款。
Within one week of the execution of the the STA, ICCDI shall pay via wire fund transfer to SES New Energy Technologies (Shanghai) Co., Ltd. (“SES Shanghai”), the entire Equity Payment of RMB 11,150,000. Receiving the equity transfer amount above-mentioned by SES Shanghai will be deemed as receiving such amount by Party A from Party B.

1.4.	在埃新斯收到以上股权支付款后，所有有关TSEC重组的文件才正式生效。 Upon receipt by SES Shanghai of the above Equity Payment, all Transaction Documents shall become legally effective.

2.	交易后条款 | Post Transaction Items

在完成了条款1的交易后，三方同意：
Upon completion of the Transaction described in item 1 the Parties herby agree as follows:

2.1.	在股权转让协议生效日后的36个月内，ICCDI/THVOW出售任何份额的TSEC股份时，SESHK有权优先以原股权转让价格购买（价格为：每1%的股权=人民币44.6万元）。但，SESHK在TSEC的持股比例最高不得超过50%。

Within the 36 months after the effectivenss of the STA, for any ownership portion of the TSEC offered for sale by ICCDI/THVOW, SESHK has the first right to purchase such additional ownership in TSEC for the same equity transfer price (Price: RMB 446,000 per each 1% of TSEC equity). However, SESHK equity ownership in TSEC shall not exceed 50%.

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2.2.	SESHK，ICCDI和THVOW同意减少TSEC的注册资本（即单方减少THVOW未实缴的人民币4620万元注册资本）。作为交易文本的一部分，将准备TSEC的注册资本从人民币153,800,000元降低到人民币107,600,000元的相关法律文件。
SESHK, ICCDI and THVOW agree to the reduction of TSEC registered capital (i.e., reduce by the amount of registered capital not yet contributed by THVOW). As part of the Transaction Documents, the legal documents required to reduce the registered capital of TSEC from RMB 153,800,000 to RMB 107,600,000 will be prepared.

2.3.	积极进行市场公关，在条件具备的情况下， TSEC将在此协议签订后的12个月内建立一个40公斤的示范工厂（“40公斤示范”）。SESHK将根据TUCA的条款提供40公斤PDP的支持工作，此支持工作将由TSEC向SESHK支付双方同意的费用。
To actively promote and when the conditions are right, TSEC shall build a 40 Bar Demonstration Plant (the “40 Bar Demo”) within 12 months from the date of this Agreement. Per the terms of the TUCA, SESHK will provide support the 40 bar PDP, and for such support SESHK will be paid mutually agreed fees by TSEC.

2.4.	SESHK和TSEC及其他方，如EPC合作方，将就40公斤示范项目性能达成共识，由SESHK按照中国行业规范对其提供的PDP进行担保。
SESHK along with TSEC and other relevant parties such as the EPC contractor will mutually agree on the required guarantees for the 40 Bar Demo. SESHK will guarantee its work on the PDP as is customary based on China market practices.

2.5.	SESHK或其关联公司、合作伙伴有权向40公斤示范项目进行股权投资以获得40公斤示范项目不超过50%比例的所有权。
SESHK or its Affiliate or its partner has the right to invest in the equity of the 40 Bar Demo for up to 50% ownership in the 40-bar demo project.

2.6.	SESHK有权自行决定向授权区域内SESHK或其关联公司持股或将进行股权投资的项目提供SGT许可、PDP、SGT设备和服务，需要满足如下条件：

SESHK has the right, in its sole discretion, to provide SGT license, PDP, SGT equipment and service to the projects in the Territory in which SESHK or its Affiliates holds shares or will make shareholding investment, and the following conditions should be met:
1. SESHK及其关联方针对此等项目的投资不得构成与TSEC的竞争关系；
SESHK and its Affiliates are not in competition with TSEC for investment in such project;
2. SESHK及其关联方针对此等项目相关的SGT需要按照合资合同的约定与TSEC共享；
SESHK and its Affiliates shall share with TSEC any SGT technology related to such project according to the Joint Venture Contract;
3. 针对此等项目的SGT设备，TSEC/THVOW享有同等条件下优先中标权。

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For SGT equipment provided to such project, TSEC/THVOW has the priority to earn the bidding under the same condition.

2.7.	如果TSEC拒绝向某一客户提供SGT技术或由于财务原因无力提供，那么SESHK或其关联公司有权向此客户提供SGT技术。
Should TSEC decline to provide SGT Technology to a customer or become financially insolvent then SESHK or its Affiliate has the right to provide SGT Technology to the customer.

2.8.	由SES或其关联公司向TSEC推荐的有关SGT气化项目，如果由于SES或其关联公司提供了此等支持并给TSEC因此带来项目订单，那么SES或其关联公司将获得一笔合理的佣金，其金额将由双方具体商定。同理，如果TSEC或其关联公司向SES或其关联公司成功介绍了授权地区之外的SGT机会，使得SGT授权协议能够达成，那么TSEC及其关联公司将从SES或其关联公司获得一笔合理的佣金，其金额将由双方就每个业务具体商定。
Where customers or companies directly contact SES or its Affiliate for technical support of a potential SGT gasification project in the Territory and where SES provides this support and brings the developed opportunity to TSEC and TSEC subsequently benefits by entering into a SGT license agreement, then SES or its Affiliate will receive a fair finder’s fee to be mutually agreed with TSEC on a case by case basis. Conversely, where TSEC or its Affiliates bring a SGT opportunity to SES or its Affiliate and where SES or its Affiliate ultimately enter into a SGT license agreement then TSEC or its Affiliates will receive a fair finder’s fee from SES or its Affiliates to be mutually agreed on a case by case basis.

2.9.	TUCA是TSEC成立而共同签署的有关技术的协议，TUCA是管理公司在授权区域内有关SGT技术的唯一文件，三方同意TSEC受专业的管理并且严格执行合资合同和TUCA的条款。
The TUCA is the technology related agreement in relation to the establishment of TSEC. The Parties agree that the TUCA shall be the sole document governing the rights of TSEC related to SGT Technology in the Territory and the Parties agree that TSEC will be professionally managed and in full compliance with the terms of the JVC and the TUCA.

3.	THVOW同意 | THVOW Consent

3.1.	ICCDI将负责获得THVOW就本协议的全部条款的书面同意或协议。 ICCDI shall be responsible for acquiring THVOW written consent or agreement for all items in this Agreement.

4.	截止 | Closing

4.1.	截止为2017年8月18日（“截止日”）。 The Closing shall be on August 18, 2017 (the “Closing Date”).

4.2.	有关交易文件的签署必须在截止日或之前完成。SESHK或其关联公司须在截止日后一周内收到全部股权支付款，否则，所有的交易文件（包括此协议）无效（保密协议除外）。
All Transaction Documents must be completed on or before the Closing Date. SESHK or its Afiliate must receive all of the Equity Payment within one week after the Closing Date, otherwise all Transaction Documents (including this Agreement) will be invalid, except for the NDA.

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5.	公布 | Public Announcements

5.1.	针对重组信息，任何公布需要三方书面确认。 Any public announcement regarding this restructuring shall require written agreement by the Parties.

6.	生效 | Effectiveness

6.1.	本协议在埃新斯新能源技术（上海）有限公司收到全部股权支付款后生效。（“生效日期”） This Agreement shall become effective after SES Shanghai has received all of the Equity Payment (the “Effective Date”).

7.	违约 | Breach

7.1.	ICCDI未能在签订重组协议后的一周内完成股权支付款，将被视为对于重组协议的重大违约，所有的交易文件（包括本协议）无效。
Failure of ICCDI to complete the Equity Payment within one week of signing the Restructuring Agreement shall be considered a material breach of the Restructuring Agreement and all Transaction Documents, including this Agreement, become invalid.

7.2.	ICCDI承诺配合SESHK将此股权交易款汇往SESHK在香港的账户，有关汇款的费用由SESHK负责。

ICCDI commits to coordinate in the remittance of the Equity Payment to the Hong Kong bank account of SESHK. The relating costs of remittance shall be borne by SESHK.

8.	适用法律 | Governing Law

8.1.	按照中华人民共和国相关法律或/和法规。

The laws and/or regulations of the PRC shall be the governing law for this Agreement.

9.	争议解决 | Dispute Resolution

9.1.	本协议产生的所有争议的解决将遵循合资合同和TUCA中的相应条款。 Resolution of all disputes arising from the Agreement shall follow the relevant protocol as already agreed in the Joint Venture Contract and TUCA.

10. 语言 | Language

本协议以中英文版执行，每个语言各有6份，有同等效力。如中文文本和英文文本之间存在不一致的，以中文文本为准。
This Agreement is executed in both English and Chinese in six (6) original counterparts in each language. Both language versions shall be equally valid. Should any inconsistency incurred between the Chinese version and English version, the Chinese version shall prevail.

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兹以为证，双方在此经由各自授权代表的签字在上文提及之日期达成了此协议。

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first above written by their duly authorized representatives.

签字人 | By:

______/s/ Fred Ma__________________

新煤化工设计院（上海）有限公司 | ICCDI

姓名 | Name: Fred Ma

Position: Authorized person

签字人 | By:

______/s/ Liao Bing_____________________

苏州天沃科技股份有限公司 | THVOW

姓名 | Name: Liao Bing

Position: Authorized person

签字人 | By:

_________/s/ Chris Raczkowski__________

SES Asia Technologies Limited

姓名 | Name: Chris Raczkowski

Position: Authorized person

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附件1-定义

关联方： 就本协议而言，指持有至少10％所有权的任何公司。

综合能源系统公司（SES）： SEST和SESHK的母公司，在纳斯达克证券交易所上市。

TUCA： 2014年2月14日由SESHK和THVOW之间签署的使用技术入股协议，于2017年8月18日由SESHK、ICCDI、THVOW进行重组修订。 TUCA向TSEC提供授权区域内SGT相关的专有制造和经营权，作为SESHK对TSEC的注册资本的投入。

Appendix 1 - DEFINITIONS

AFFILIATE: For the purposes of this Agreement shall mean any company where a party holds at least 10% ownership.

SYNTHESIS ENERGY SYSTEMS, INC (SES): The parent company of SEST and SESHK listed on the NASDAQ stock exchange.

TUCA: Is the Technology Usage and Contribution Agreement dated February 14, 2014 made by and between SESHK and THVOW, and subsequently being amended by SESHK, ICCDI and THVOW.The TUCA provides the TSEC with certain exclusive manufacturing and operation rights relating to the SGT in the Territory as SESHK’s contribution to the registered capital of TSEC.

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